Exhibit 99.1

Banc of California Announces Schedule of Third Quarter 2016 Earnings Release and Conference Call

IRVINE, Calif., (October 11, 2016) – Banc of California, Inc. (NYSE: BANC) today announced it will release 2016 third quarter financial results on Thursday, October 20, 2016, before market open. The Company will host a conference call to discuss its third quarter earnings at 7:00 a.m. Pacific Time (PT) on the same day.

Interested parties are welcome to attend the conference call by dialing 888-317-6003, and referencing event code 8186667. A live audio webcast will also be available and the webcast link will be posted on the Company’s investor relations website at https://www.bancofcal.com/investor. The slide presentation for the call will also be available on the Company’s website prior to the call.

An audio archive of the conference call will be available on the company’s investor relations website within 24 hours after the end of the call.

About Banc of California, Inc.

Banc of California, Inc. (NYSE: BANC) provides comprehensive banking services to California’s diverse businesses, entrepreneurs and communities. Banc of California operates over 100 offices in California and the West.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and Banc of California, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Source: Banc of California, Inc.

INVESTOR RELATIONS INQUIRIES:	MEDIA INQUIRIES:
Banc of California, Inc.	Vectis Strategies
Timothy Sedabres, (855) 361-2262	David Herbst, (213) 973-4113 x101

18500 Von Karman Ave. • Suite 1100 • Irvine, CA 92612 • (949) 236-5250 • www.bancofcal.com